Exhibit 1.1

Execution Copy

TEXAS GAS TRANSMISSION, LLC

$325,000,000

4.50% Senior Notes due 2021

Purchase Agreement

January 13, 2011

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC,

As Representatives of the Initial Purchasers

c/o

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Texas Gas Transmission, LLC, a limited liability company organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $325,000,000 principal amount of the Company’s 4.50% Senior Notes due 2021 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated January 13, 2011 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Preliminary Memorandum”), and a final offering memorandum, dated January 13, 2011 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date thereof and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and on the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) No order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum, nor any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated.

(d) Except as contemplated by this Agreement, none of the Company, its Affiliates, or any person acting on their behalf has, directly or indirectly, made offers or sales of any Security, or solicited offers to buy, any Security under circumstances that would require the registration of the Securities under the Act.

(e) None of the Company, its Affiliates, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and the persons acting on their behalf has complied with the offering restrictions requirement of Regulation S.

(f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(g) Assuming the completeness and accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements, in each case contained in Section 4 hereof, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(i) The Company has not offered, sold or issued any securities, or securities that are convertible into other securities, with terms that are substantially similar to the Securities during the six-month period preceding the date of the Final Memorandum, including any sales pursuant to Section 4(2) under the Act, Regulation D or Regulation S. Neither the Company nor any of its Affiliates, has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the regulations promulgated thereunder or the interpretations thereof by the Commission.

(j) Each of the Preliminary Memorandum and the Final Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contained or contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

(k) The Company has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has the full limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company in each jurisdiction listed opposite its name in Schedule II attached hereto, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, properties, business or prospects of the Company, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(l) Boardwalk Pipelines, LP, a Delaware limited partnership (the “Operating Partnership”) owns a 100% limited liability company interest in the Company; such limited liability company interest has been duly and validly authorized and issued in accordance with the limited liability company agreement of the Company (as the same may be amended and restated on or prior to the Closing Date, the “LLC Agreement”) and is fully paid (to the extent required under the LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(m) The Company does not own, directly or indirectly, any equity or short- or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity (other than intercompany advances), and the Company has no subsidiaries.

(n) On the Closing Date, the Company will have the requisite limited liability company power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the LLC Agreement, the Preliminary Memorandum and the Final Memorandum. On the Closing Date, all corporate, partnership or limited liability company action, as the case may be, required to be taken by the Company or any of its Affiliates or members for the authorization, issuance, sale and delivery of the Securities, the execution and delivery by the Company of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities shall have been validly taken.

(o) The LLC Agreement has been duly authorized and executed by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(p) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q) Each Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency

(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). While the parties hereto acknowledge that the Indenture will not be qualified under the Trust Indenture Act, on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(r) The Securities have been duly authorized and, on the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(s) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Preliminary Memorandum and the Final Memorandum.

(t) None of the offering, issuance and sale by the Company of the Securities and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in each of the Preliminary Memorandum and the Final Memorandum, the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company, or the consummation of the transactions contemplated by this Agreement and the Indenture (i) conflicts or will conflict with, or constitutes or will constitute a violation of the certificate or agreement of limited partnership, certificate of formation, the limited liability company agreement or other organizational documents of the Company or, to the Company’s knowledge, any of its Affiliates, (ii) conflicts or will conflict with, constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any indenture, mortgage, deed of trust, guarantee, loan agreement, lease or other agreement or instrument to which the Company or, to the Company’s knowledge, any of its Affiliates is a party, by which any of them is bound or to which any of their respective properties or assets is subject, (iii) violates or will violate any statute, law, ordinance, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which the Company or, to the Company’s knowledge, any of its Affiliates or any of their respective properties or assets may be subject or (iv) will result in the creation or imposition of any Lien upon any property or assets of the Company or, to the Company’s knowledge, any of its Affiliates, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(u) Except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and sale of the Securities by the Initial Purchasers, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body to which the Company or any of its properties or assets is subject is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company, the consummation of the transactions contemplated by this Agreement and the Indenture and the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in each of the Preliminary Memorandum and the Final Memorandum.

(v) At September 30, 2010, the Company would have had, on the as adjusted basis indicated in each of the Disclosure Package and the Final Memorandum, a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The summary historical information set forth in the Preliminary Memorandum and the Final Memorandum under the caption “Summary Historical Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(w) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in each of the Preliminary Memorandum and the Final Memorandum and who have delivered the initial letter referred to in Section 6(e) hereof, are independent certified public accountants with respect to the Company under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings and were such during the periods covered by the financial statements on which they reported.

(x) The statistical and market-related data included in each of the Preliminary Memorandum and the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(y) The Company has good and indefeasible title to all real property and good title to all personal property contemplated as owned by it in each of the Preliminary Memorandum and the Final Memorandum, in each case free and clear of all Liens and other defects, except as described in the Disclosure Package or that would not materially affect the value of such property and would not materially interfere with the use made and proposed to be made of such property as described in each of the Preliminary Memorandum and the Final Memorandum. With respect to title to pipeline rights-of-way, the Company has not received any actual notice or claim from any owner of land upon which any pipeline that is owned by the Company is located that the Company does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in each of the Preliminary Memorandum and the Final Memorandum, except where such failure to have sufficient title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All assets held under lease or license by the Company are held under valid, subsisting and enforceable leases or licenses, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially interfere with the use made and proposed to be made of such assets as they have been used in the past and are proposed to be used in the future as described in each of the Preliminary Memorandum and the Final Memorandum.

(z) The Company carries or is covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that any material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(aa) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business, and the Company does not have any reason to believe that the conduct of its business will conflict in any material respect with, and the Company has not received any notice or claim of conflict with, any such rights of any other person or party.

(bb) Except as described in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company is a party or to which any property or asset of the Company is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the Indenture and the Securities or the consummation of the transactions contemplated by this Agreement and the Indenture, and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others. There are no legal or governmental proceedings pending that would be required by the Act to be described in the Preliminary Memorandum and the Final Memorandum, if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 filed with the Commission, that are not so described.

(cc) The statements set forth in each of the Preliminary Memorandum and the Final Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities or a summary of certain provisions of documents referred to therein, and under the caption “Certain United States Federal Tax Consequences,” insofar as they purport to summarize the laws referred to therein, are accurate summaries in all material respects

(dd) Except as described in the Disclosure Package, no labor disturbance by the employees of the Company (and to the extent that they perform services on behalf of the Company, employees of any of its Affiliates) exists or, to the Company’s knowledge, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(ee) Since the date as of which information is given in the Preliminary Memorandum, except as otherwise stated in the Disclosure Package, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, any labor dispute or any court or governmental action, order or decree, and (ii) there has not been any adverse change in the members’ equity or short- or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Company, in each case except as could not reasonably be expected to have a Material Adverse Effect or as set forth or contemplated in the Disclosure Package.

(ff) The Company has filed all tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those that (i) if not paid, could not reasonably be expected to have a Material Adverse Effect or (ii) are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(gg) Since the date as of which information is given in the Preliminary Memorandum, except as otherwise stated in the Disclosure Package, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend or distribution on its equity interests.

(hh) The Company (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(ii) Since the date of the Company’s most recent balance sheet reviewed or audited by Deloitte & Touche LLP, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls (whether or not remediated) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, there have been no changes in internal controls that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj) There is no relationship, direct or indirect, between or among the Company, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Company, on the other hand, that would be required by the Act to be described in the Preliminary Memorandum and the Final Memorandum, if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 filed with the Commission, that is not so described.

(kk) The Company (i) is not in violation of its certificate of formation, the LLC Agreement or other organizational documents, (ii) is not in breach of or default under any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject (and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default), (iii) is not in violation of any statute, law, ordinance, rule, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which it or its property or assets may be subject and (iv) has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) or (iv), as could not reasonably be expected to have a Material Adverse Effect.

(ll) Except as described in the Disclosure Package, the Company (i) is in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees or other legal requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received, and as necessary maintained, all permits required of it under applicable Environmental Laws to conduct its business, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (2) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (3) petroleum or any petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. The Company has not been named as a “potentially responsible party” under CERCLA or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package, the Company (A) is not a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than proceedings regarding which it is believed that no monetary penalties in excess of $100,000 will be imposed, (B) has not received notice of any potential liability for the disposal or release of any Hazardous Material, except where such liability could not reasonably be expected to have a Material Adverse Effect, and (C) does not anticipate any material capital expenditures relating to Environmental Laws.

(mm) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred nor does it expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” that is intended to be qualified under Section 401(a) of the Code and for which the Company would have any liability is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(nn) The Company has, or on the Closing Date will have, such permits, consents, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in each of the Preliminary Memorandum and the Final Memorandum, except as disclosed in or specifically contemplated by the Disclosure Package or except for any failure to have any such Permit that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Disclosure Package, the Company has fulfilled and performed all of its material obligations with respect to all such Permits, and no event has occurred that would prevent any such Permit from being renewed or reissued, that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or that would result in any other impairment of the rights of the holder of any such Permit, except for any such non-renewal, revocation, termination or impairment that could not reasonably be expected to have a Material Adverse Effect.

(oo) The Company is not, and as of the Closing Date and after giving effect to the application of the net proceeds of the offering as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Memorandum, the Company will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp) Neither the Company nor, to the Company’s knowledge, any of its Affiliates, has distributed, and prior to the later to occur of the Closing Date and completion of the distribution of the Securities, neither the Company nor, to the Company’s knowledge, any of its affiliates, will distribute, any offering material in connection with the offering and sale of the Securities other than the Disclosure Package and the Final Memorandum.

(qq) Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken, nor will either of the Company or, to the Company’s knowledge, any of its affiliates take, directly or indirectly, any action that has constituted, that was designed to cause or result in, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(rr) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities contemplated by this Agreement.

(ss) Except as disclosed in the Preliminary Memorandum and the Final Memorandum, the Company (i) does not have any material lending or other relationship with any Initial Purchaser or affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Initial Purchaser or affiliate of any Initial Purchaser.

(tt) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(uu) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) The Company is not and, to the knowledge of the Company, no director, officer, agent, employee, Affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.196% of the principal amount thereof, plus accrued interest, if any, from January 19, 2011 to the Closing Date, the principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on January 19, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering, Representations and Warranties by Initial Purchasers.

(a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities as part of their distribution at any time except:

(A) within the United States to persons, or to, or for the account of benefit of, U.S. persons, in each case whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B) to persons other than U.S. persons outside the United States in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) without the prior written consent of the Company, it has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities (“Written Information”) other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Company; provided that the prior written consent of the Company shall be deemed to have been given in respect of (x) preliminary and final term sheets relating to the offer and sale of the Securities containing customary terms and (y) material relating to the offer and sale of the Securities prepared by the Initial Purchasers that does not contain information provided by or on behalf of the Company specifically for use in such material; and

(vii) at or prior to the confirmation of any sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the distribution compliance period (as defined in Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the Securities in, from and otherwise involving the United Kingdom; and

(x) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior written consent of the Representatives for any such offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(d) below, as many copies of the Disclosure Package, the Final Memorandum, each amendment or supplement thereto, and the materials contained therein as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representatives.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any Written Information other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) During the period of two years following the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h) None of the Company, its Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Company, its Affiliates, or any person acting on their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities.

(j) None of the Company, its Affiliates, or any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company will cooperate with the Representatives and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(n) The Company will not take, directly or indirectly, any action that has constituted, or that is designed to or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to the unitholders of Boardwalk Pipeline Partners, LP, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public, and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request.

(p) The Company will comply with all applicable securities and other laws, rules and regulations, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

(q) The Company agrees to pay the costs and expenses relating to the following matters: (i) the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Disclosure Package, the Final Memorandum, each amendment or supplement thereto, and the materials contained therein; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Disclosure Package, the Final Memorandum, each amendment or supplement thereto, and the materials contained therein, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the preparation and delivery of any blue sky memorandum; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided that, except as provided in this Section 5 and in Section 7 hereof, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and on the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representation found in Section 1(g)), no registration under the Act of the

Securities is required for the sale and delivery of the Securities by the Company to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities solely in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum and no qualification of an indenture under the Trust Indenture Act is required; provided, however, that such counsel expresses no opinion as to any subsequent resale of any Security;

(ii) The Company is validly existing and in good standing as a limited liability company under the Delaware LLC Act, has the full limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction listed opposite its name in Schedule II hereto;

(iii) The Operating Partnership owns a 100% limited liability company interest in the Company; such limited liability company interest has been duly and validly authorized and issued in accordance with the LLC Agreement and is fully paid (to the extent required under the LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such limited liability company interest free and clear of all Liens (except restrictions on transferability contained in the LLC Agreement, as described in the Preliminary Memorandum or created or arising under the Delaware LLC Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the LLC Agreement;

(iv) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company;

(v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and an implied covenant of good faith and fair dealing, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy considerations relating to rights to indemnification or contribution;

(vi) The Securities have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities) and have been delivered against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and an implied covenant of good faith and fair dealing, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy considerations relating to rights to indemnification or contribution, and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

(vii) None of the offering, issuance and sale by the Company of the Securities, the execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities by the Company , or the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the certificate of formation, the LLC Agreement or other organizational documents of the Company, (ii) constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to Boardwalk Pipeline Partners, LP’s Form 10-K for the year ended December 31, 2009 or any subsequent reports filed by Boardwalk Pipeline Partners, LP under the Exchange Act or (iii) violates or will violate any applicable law of the United States of America or the State of New York or the Delaware LLC Act, excluding in the case of clauses (ii) and (iii) any such breaches, violations and defaults that would not have a Material Adverse Effect;

(viii) No Governmental Approval is required for the execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities by the Company, the consummation of the transactions contemplated thereby and the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in each of the Preliminary Memorandum and the Final Memorandum, except for such Governmental Approvals (i) as have been obtained or made or (ii) would not have a Material Adverse Effect if not obtained or made;

(ix) The statements set forth in each of the Preliminary Memorandum and the Final Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities or a summary of certain provisions of documents referred to therein, and under the caption “Certain United States Federal Tax Consequences,” insofar as they purport to summarize the laws referred to therein, are accurate summaries in all material respects, subject to the qualifications and assumptions therein; and the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Preliminary Memorandum and the Final Memorandum under the caption “Description of the Notes;” and

(x) The Company is not, and after giving effect to the application of the net proceeds from the offering as described under the caption “Use of

Proceeds” in each of the Preliminary Memorandum and the Final Memorandum, the Company will not be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware LLC Act. Such counsel need not express any opinion with respect to the title of the Company to any of its respective real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which the Company may be subject.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers, at which the contents of the Disclosure Package and the Final Memorandum and related matters were discussed, and although such counsel did not independently investigate or verify the information set forth in the Disclosure Package and the Final Memorandum, and such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Memorandum (except to the extent specified in paragraph (x) above), based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Company), no facts have come to such counsel’s attention that have led such counsel to believe that:

(A) the Final Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no opinion with respect to the financial statements and notes and schedules thereto or other related financial and accounting data contained in or omitted from the Disclosure Package or the Final Memorandum or any further amendment or supplement thereto.

“Applicable Law” means those laws, rules and regulations that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, the Indenture and the Securities without such counsel’s having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references do not include any municipal or other local laws, rules or regulations, any antifraud, environmental, labor, tax, state securities or Blue Sky, insurance or antitrust laws, rules or regulations, the Natural Gas Act, as amended, the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission, and the rules and regulations of FINRA.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory authority of the State of New York, the State of Delaware or the United States of America, pursuant to (a) applicable laws of the State of New York, (b) applicable laws of the United States of America or (c) the Delaware LLC Act.

(b) The Company shall have requested and caused Michael E. McMahon, General Counsel for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Except as described in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company is a party or to which any property or asset of the Company is subject that, if determined adversely to the Company, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an adverse effect on the performance of the Purchase Agreement or the consummation of the transactions contemplated thereby, and, to his knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and to his knowledge, there are no statutes or pending or threatened legal or governmental proceedings that would be required by the Act to be described in the Preliminary Memorandum and the Final Memorandum, if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 filed with the Commission, that are not so described;

(ii) The statements made in each of the Preliminary Memorandum and the Final Memorandum under the caption “Business—Government Regulation,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions therein; and

(iii) None of the offering, issuance and sale by the Company of the Securities and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Preliminary Memorandum and the Final Memorandum, the execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities by the Company, or the consummation of the transactions contemplated thereby violates or will violate the Natural Gas Act, as amended, or the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission.

In addition, he shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Initial Purchasers, at which the contents of the Disclosure Package and Final Memorandum and related matters were discussed, and although he did not independently investigate or verify the information set forth in the Disclosure Package and Final Memorandum, and he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and Final Memorandum (except to the extent specified in paragraphs (i) and (ii) above), based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent he deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Company), no facts have come to his attention that have led such counsel to believe that:

(A) the Final Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case he need express no opinion with respect to the financial statements and notes and schedules thereto or other related financial and accounting data contained in or omitted from the Disclosure Package or the Final Memorandum or any further amendment or supplement thereto.

(c) The Representatives shall have received from Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the President of the Company and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum, any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e) (i) At the Execution Time, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters (the “initial letter”), dated as of the Execution Time, in form and substance satisfactory to the Representatives, (i) confirming that they are independent certified public accountants with respect to the Company under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified information is given in the Disclosure Package or the Final Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants in “comfort letters” to underwriters in connection with offerings of securities.

(ii) On the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated as of the Closing Date, in form and substance satisfactory to the Representatives, (i) confirming that they are independent certified public accountants with respect to the Company under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified information is given in the Disclosure Package or the Final Memorandum, as of a date not more than three days prior to the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(f) Subsequent to the Execution Time or, if earlier, the date of the most recent financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h) Subsequent to the Execution Time, there shall not have been any downgrading in the rating of any debt securities of the Company or any of its Affiliates by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 600 Travis, Suite 4200, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through J.P. Morgan Securities LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any affiliates of such Initial Purchaser who have, or who are alleged to have, participated in the distribution of the Securities as an Initial Purchaser (such affiliates being referred to herein as “Participating Affiliates”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement thereto), it being understood and agreed that: (i) the last paragraph of the cover page of the Preliminary Memorandum and the Final Memorandum (regarding delivery of the Securities) and (ii) (A) the table of Initial Purchasers (including the principal amount of Securities to be purchased by such Initial Purchasers) and (B) the 7th and 8th paragraphs (related to stabilization and syndicate covering transactions), in each case appearing under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the

Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its directors and officers, Participating Affiliates and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with the consent of the Indemnifying Person or if there be a final judgment for the plaintiff in any such proceeding, the Indemnifying Person agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser(s) hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchaser(s) shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchaser(s)) the Securities which the defaulting Initial Purchaser(s) agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser(s) agreed but failed to purchase shall exceed 10% of the aggregate principal amount of

Securities set forth in Schedule I hereto, the remaining Initial Purchaser(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchaser(s) does or do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser(s) or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) trading in any securities of Boardwalk Pipeline Partners, LP or any of its subsidiaries on any exchange or in the over-the-counter market shall have been suspended or materially limited or minimum prices shall have been established on such exchange or such market, (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (fax: (646) 834-8133), Attention: Syndicate Registration, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, (fax: (212) 325-4296), Attention: LCD-IBD, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (phone: (212) 834-4533, fax: (212) 834-6081), Attention: High Grade Syndicate Desk; or, if sent to the Company, will be mailed, delivered or telefaxed to (270) 683-5657 and confirmed to it at the Company’s address set forth in the Final Memorandum, attention of the Chief Financial Officer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this Purchase Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule III hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Texas Gas Transmission, LLC

By:	/s/ Jamie L. Buskill
Name: Jamie L. Buskill
Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Purchase

Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.

By:	/s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

Signature Page to Purchase

Agreement

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased

Barclays Capital Inc.	U.S.$	108,333,000

Credit Suisse Securities (USA) LLC	U.S.$	108,333,000

J.P. Morgan Securities LLC	U.S.$	108,334,000

Total	U.S.$	325,000,000

SCHEDULE II

JURISDICTIONS OF QUALIFICATION

Name of Entity	Jurisdiction of Formation	Jurisdictions of Qualification

Texas Gas Transmission, LLC	Delaware	Arkansas, Illinois, Indiana, Kentucky, Louisiana, Mississippi, Ohio, Tennessee and Texas

SCHEDULE III

Pricing Term Sheet

January 13, 2011

ISSUER: Texas Gas Transmission, LLC

RATINGS*: Baa1 / BBB / BBB+

SECURITY: 4.50% Senior Notes Due 2021

SIZE: $325,000,000

TRADE DATE: January 13, 2011

EXPECTED SETTLEMENT DATE: January 19, 2011

MATURITY: February 1, 2021

PRICE TO PUBLIC: 99.846%

PAYMENT DATES: Semi-annually on February 1 and August 1, commencing on August 1, 2011

SPREAD TO BENCHMARK TREASURY: +120 bps

BENCHMARK TREASURY: 2.625% due November 15, 2020

BENCHMARK TREASURY YIELD: 3.319%

RE-OFFER YIELD: 4.519%

MAKE-WHOLE CALL: T+20 bps

OPTIONAL REDEMPTION: The notes may be redeemed at the issuer’s option, in whole or from time to time in part, before the date that is 90 days prior to the maturity date, at the make-whole redemption price. At any time on or after the date that is 90 days prior to the maturity date, the notes may be redeemed at the issuer’s option, in whole or from time to time in part, at par plus accrued interest to the date of redemption.

CUSIP/ISIN:	144A: 882440 AX8 / US882440AX83

      Reg S: U88241 AD3 / USU88241AD36

JOINT BOOK RUNNING MANAGERS: Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Notes have not been registered under the U.S. Securities Act of 1933 and are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction by calling your Barclays Capital, Credit Suisse or J.P. Morgan sales representative.